Exhibit 99.1

FOR IMMEDIATE RELEASE
MRV ACHIEVES RECORD REVENUE IN FOURTH QUARTER AND FISCAL YEAR-END 2006
Q4 ’06 Total Revenue Exceeds $100 million
Optical Component Q4 ‘06 Revenue Increases 83% Year-over-Year and 13% Sequentially
CHATSWORTH, CA – February 15, 2007 – MRV COMMUNICATIONS, INC. (Nasdaq: MRVC), today reported its results for the fourth quarter and year-ended December 31, 2006. The Company’s results in accordance with US GAAP reflect the adoption on January 1, 2006 of SFAS 123(R) regarding the expensing of non-cash share-based compensation in 2006.
Revenue for the fourth quarter of 2006 was above guidance at $103 million, an increase of 13% over revenue of $91 million in the fourth quarter of 2005. GAAP net income for the fourth quarter of 2006 was $0.6 million or $0.00 per share, an improvement of $3.2 million when compared to a GAAP net loss of $2.6 million, or $(0.02) per share, for the fourth quarter of 2005. Non-GAAP net income for the fourth quarter of 2006, which excludes non-cash share-based compensation, was $1.6 million, or $0.01 per share, as compared with a non-GAAP net loss of $2.6 million, or $(0.02) per share, for the fourth quarter of 2005. Fourth quarter 2006 gross margin, operating income and net income were negatively impacted by a $0.9 million one time charge related to an inventory write-off for end-of-life products in the Company’s optical components business.
Revenues for the entire year of 2006 were $356 million, up 26%, compared to revenues of $284 million for 2005. GAAP net loss for 2006 was $5.5 million, or $(0.05) per share, compared to a net loss of $16.3 million, or $(0.16) per share for 2005. Non-GAAP net loss for 2006 was $2.0 million, or $(0.02) per share, compared to a non-GAAP net loss of $16.1 million, or $(0.15) per share, for 2005.
“Our results for the fourth quarter and entire year of 2006 represent the highest quarterly and annual revenues in company history and our second consecutive quarter of profitability,” commented Noam Lotan, President & CEO of MRV. “Revenue growth during the year was driven by our optical components business, which posted an 85% year-over-year increase in full year sales, and our internally developed networking equipment products which grew 17% on a full-year basis as a result of our expanded sales force. Looking forward, we are well positioned to take advantage of key emerging industry trends such as increased adoption of Metro Ethernet in North America and the need for carriers and MSOs to upgrade their networks in order to deliver triple play services to businesses and consumers in their homes.”
Continuing, Mr. Lotan stated, “During 2006, through our optical components division, we continued to benefit from fiber-to-the-home deployments by Verizon and other telecommunication carriers. We recently shipped our 1 millionth BPON triplexer, which was a significant milestone. As fiber-to-the-home

Exhibit 99.1-1

technology evolves, we remain the volume leader, having shipped over 100,000 GPON triplexers to date, primarily outside of the US, and we expect these shipments to accelerate as GPON deployments are launched in North America. To strengthen our position further in this market, we recently announced the proposed acquisition of Fiberxon, Inc. By combining Fiberxon with Luminent, our goal is to create one of the largest, most comprehensive manufacturers of optical transceivers for telecommunications networks. The integration of the two management teams is expected to strengthen the combined company. We expect that the combined company will have a strong fiber-to-the-home presence with EPON and GPON transceivers as well as add an established suite of products addressing the growing 10Gb/s transceivers market. The combined company is expected to address the objectives of our customers for a broader range of advanced solutions at competitive prices. It is also expected to increase customer diversification by giving us exposure to large Asian service providers.”
Kevin Rubin, Chief Financial Officer of MRV, commented, “We were pleased to record another quarter of strong revenue growth as well as our second consecutive quarter of profitability. During the fourth quarter, we also successfully reduced our inventories and generated strong positive cash flow. Looking ahead, we believe our business trends remain positive despite moving into the first quarter, which historically has been seasonally soft due to our high concentration of revenue in Europe.”
Operational Highlights
•	The Company’s network equipment (internally developed) fourth quarter of 2006 revenue grew 19% year-over-year and continued to benefit from Metro Ethernet sales in North America. Sales of the Company’s Lambda Driver and Fiber Driver product lines were particularly strong in the fourth quarter of 2006 compared to the fourth quarter of 2005, improving 226% and 52%, respectively.

•	The Company’s fourth quarter optical components revenue through Luminent, grew quarterly 83% year-over-year and 13% sequentially. Demand was primarily driven by sales of GPON and BPON ONT triplexer solutions.

•	The Company’s network integration business in Europe enjoyed another strong quarter posting solid gross margins of 26%, a 270 basis points (2.7%) improvement from the third quarter of 2006.
First Quarter of 2007 Outlook
MRV currently estimates that revenues for the first quarter of 2007 will be in the range of $84 million to $87 million. Net loss per share is currently forecasted to be ($0.01) per share on a non-GAAP basis, which excludes the effect of SFAS No. 123(R) share-based compensation expense (which is forecasted to be approximately $0.01 per share). On a GAAP basis, net loss per share is currently forecasted to be approximately ($0.02) per share.

Exhibit 99.1-2

Other Information
MRV will host a conference call to discuss its fourth quarter and fiscal year-end of 2006 financial results today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). For parties in the United States and Canada, call 800-257-2101 to access the conference call. International parties can access the call at 303-262-2125. A financial presentation designed to guide participants through the call will also be available. MRV will offer its live audio broadcast of the conference call, along with the financial presentation, on the MRV Investor website at http://ir.mrv.com. For replay information, please visit the MRV Investor website.
Non-GAAP Financial Measures
MRV provides all financial information required in accordance with accounting principles generally accepted in the United States (“GAAP”). In the first quarter of 2006, MRV adopted Financial Accounting Standards Board Statement No. 123(R), which requires companies to recognize the compensation cost associated with share-based payments in their financial statements. As a result, the financial statements for the three months and year ended December 31, 2006 include the new share-based compensation expense of $966,000 and $3.4 million, respectively; however, comparable prior year periods are not required to be restated. Therefore, to supplement MRV’s financial statements presented in accordance with GAAP, MRV has provided non-GAAP financial information, which is adjusted to exclude all share-based compensation expense. In addition to excluding all share-based compensation expense, impairments of purchased intangible assets have also been excluded. MRV believes that the presentation of non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations. MRV management uses the non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of its business.
Forward-Looking Statements
This press release contains statements regarding future financial and operating results of MRV, MRV’s expected revenues and net income (loss) for the first quarter of 2007 that ends on March 31, 2007, management’s belief that MRV is positioned to take advantage of key emerging industry trends and management’s expectations regarding those trends, the proposed transaction between MRV and Fiberxon, benefits and synergies of the proposed transaction and other statements about management’s future expectations, beliefs, goals, plans or prospects and those of the market segments in which MRV and Luminent are engaged that are based on management’s current expectations, estimates, forecasts and projections about MRV, Luminent and Fiberxon and the combined company, as well as MRV’s, Luminent’s and Fiberxon’s and the combined company’s future performance and the industries in which MRV, Luminent and Fiberxon operate and the combined company will operate, in addition to managements’ assumptions. These statements constitute forward- looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “envisions,” “estimates,” “targets,” “intends,” “plans,” “believes,” “seeks,” “should,” “forecasts,” “projects,” variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical facts. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to assess. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Actual results could differ materially because of the following factors, among others, which may cause revenues, gross margins and income (loss) to fall short of anticipated levels: vigorous competition relating to our entry into new markets or from our existing markets; market acceptance of new products; continued market acceptance of existing products and continued success in selling the products of other companies; product price discounts; the timing and amount of significant orders from customers; delays in product development and related product release schedules; obsolete inventory or product returns; warranty and other claims on products; technological shifts; the availability of competitive products at prices below MRV’s or Luminent’s prices; the continued ability to protect MRV’s and Luminent’s intellectual property rights; changes in product mix; maturing product life cycles; product sale terms and conditions; currency fluctuations; implementation of operating cost structures that align with revenue growth; the financial condition of MRV’s and Luminent’s customers and vendors; adverse results in litigation; the impact of legislative actions; higher insurance costs; potential new accounting pronouncements; the effects of terrorist activity and armed conflict; disruptions in general economic activity and changes in MRV’s or Luminent’s operations and security arrangements; the effects of travel restrictions and quarantines associated with major health problems, such as the Severe Acute Respiratory Syndrome, on general economic activity; decreases in corporate information technology spending or other changes in general economic conditions that affect demand for MRV’s or Luminent’s products.

Exhibit 99.1-3

For further information regarding risks and uncertainties associated with MRV’s and Luminent’s businesses, please refer to the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” and “Risk Factors” sections of MRV’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting MRV’s investor relations department or at MRV’s investor relations website at http://ir.mrv.com.
All information in this release is as of February 14, 2007. MRV undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in MRV’s expectations.
About MRV Communications, Inc.
MRV Communications, Inc. (“MRV”) is a leading provider of network equipment and services and optical components. MRV’s networking business provides equipment used by commercial customers, governments and telecommunications service providers, and includes switches, routers, physical layer products and out-of-band management products as well as specialized networking products for aerospace, defense and other applications including voice and cellular communication. MRV’s optical components business provides optical communications components for metropolitan, access and Fiber-to-the-Premises applications, through its wholly owned subsidiary LuminentOIC, Inc. MRV markets and sells its products worldwide through a variety of channels, including a dedicated direct sales force, manufacturers’ representatives, value-added-resellers, distributors and systems integrators. MRV also has operations in Europe that provide network system design, integration and distribution services that include products manufactured by third-party vendors, as well as internally developed and manufactured products. Publicly traded since 1992, MRV is listed on the NASDAQ Global Market under the symbol MRVC. For more information about MRV and its products, please call (818) 773-0900 or visit our websites at www.mrv.com and www.luminentoic.com.

Investor Relations	The Blueshirt Group for MRV
MRV Communications, Inc.	Chris Danne, Rakesh Mehta
Investor Relations	(415) 217-7722
(818) 886-MRVC (6782)	chris@blueshirtgroup.com
ir@mrv.com	rakesh@blueshirtgroup.com

Exhibit 99.1-4

MRV Communications, Inc.
Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Year Ended
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2006	2005 (1)	2006	2005 (1)
	(Unaudited)
Revenue	$102,646	$91,169	$356,489	$283,698
Cost of goods sold	71,342	64,366	244,207	193,979

Gross profit	31,304	26,803	112,282	89,719
Gross margin	30%	29%	31%	32%

Operating costs and expenses:
Product development and engineering	7,204	7,100	28,187	26,051
Selling, general and administrative	24,181	20,259	87,539	72,402
Goodwill impairment	—	—	52	—

Total operating costs and expenses	31,385	27,359	115,778	98,453

Operating income (loss)	(81)	(556)	(3,496)	(8,734)

Interest expense	(932)	(939)	(3,540)	(4,207)
Other income, net	2,074	583	5,386	2,416

Income (loss) before taxes	1,061	(912)	(1,650)	(10,525)
Provision for taxes	468	1,663	3,865	5,774

Net income (loss) (2)	$593	$(2,575)	$(5,515)	$(16,299)

Net Income (loss) per share:
Basic	$0.00	$(0.02)	$(0.05)	$(0.16)
Diluted	$0.00	$(0.02)	$(0.05)	$(0.16)
Weighted average number of shares:
Basic	125,376	104,464	120,902	104,350

Diluted	128,551	104,464	120,902	104,350

(1)	Certain amounts in 2005 have been reclassified to conform to 2006 presentation.

(2)	Net income (loss) for the three months and year ended December 31, 2006 included share-based compensation expense related to employee stock options of $966,000 and $3.4 million, respectively, under SFAS 123(R). Net loss for the year ended December 31, 2005 included share-based compensation expense under SFAS 123 of $162,000. There was no share-based compensation expense for the three months ended December 31, 2005.

Exhibit 99.1-5

MRV Communications, Inc.
Non-GAAP Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Year Ended
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2006	2005 (1)	2006	2005 (1)
	(Unaudited)
Revenue	$102,646	$91,169	$356,489	$283,698
Cost of goods sold	71,262	64,366	243,896	193,979

Gross profit	31,384	26,803	112,593	89,719
Gross margin	31%	29%	32%	32%

Operating costs and expenses:
Product development and engineering	7,008	7,100	27,412	26,051
Selling, general and administrative	23,491	20,259	85,183	72,240

Total operating costs and expenses	30,499	27,359	112,595	98,291

Operating income (loss)	885	(556)	(2)	(8,572)

Interest expense	(932)	(939)	(3,540)	(4,207)
Other income, net	2,074	583	5,386	2,416

Income (loss) before taxes	2,027	(912)	1,844	(10,363)
Provision for taxes	468	1,663	3,865	5,774

Net income (loss)	$1,559	$(2,575)	$(2,021)	$(16,137)

Net Income (loss) per share:
Basic	$0.01	$(0.02)	$(0.02)	$(0.15)
Diluted	$0.01	$(0.02)	$(0.02)	$(0.15)
Weighted average number of shares:
Basic	125,376	104,464	120,902	104,350

Diluted	128,551	104,464	120,902	104,350

(1)	Certain amounts in 2005 have been reclassified to conform to 2006 presentation.

Exhibit 99.1-6

MRV Communications, Inc.
Reconciliation of GAAP to Non-GAAP Net Income (Loss)
(In thousands, except per share data)

	Three Months Ended		Year Ended
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2006	2005	2006	2005
	(Unaudited)
GAAP net income (loss)	$593	$(2,575)	$(5,515)	$(16,299)
Share-based compensation expense (SFAS 123(R) expense) included in Cost of goods sold	80	—	311	—
Share-based compensation expense (SFAS 123(R) expense) included in Product development and engineering	196	—	775	—
Share-based compensation expense (SFAS 123(R) expense) included in Selling, general and administrative	690	—	2,356	162 (1)
Goodwill impairment	—	—	52	—

Non-GAAP net income (loss)	$1,559	$(2,575)	$(2,021)	$(16,137)

Net Income (loss) per share:
GAAP income (loss) per share — basic and diluted	$0.00	$(0.02)	$(0.05)	$(0.16)
Non-GAAP income (loss) per share — basic and diluted	$0.01	$(0.02)	$(0.02)	$(0.15)
Weighted average number of shares:
Basic	125,376	104,464	120,902	104,350

Diluted	128,551	104,464	120,902	104,350

(1)	Net loss for the year ended December 31, 2005 included share-based compensation expense under SFAS 123.

Exhibit 99.1-7

MRV Communications, Inc.
Balance Sheets
(In thousands)

	December 31,	December 31,
	2006	2005
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$91,722	$67,984
Short-term marketable securities	25,864	—
Time deposits	821	1,475
Accounts receivable, net	95,244	92,466
Inventories	61,361	42,216
Deferred income taxes	895	873
Other current assets	13,607	7,828

Total current assets	289,514	212,842

Property and equipment, net	14,172	14,065

Goodwill	36,348	33,656

Deferred income taxes	1,460	136

Other assets	4,728	4,478

	$346,222	$265,177

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term obligations	$26,289	$30,378
Accounts payable	47,384	45,372
Accrued liabilities	29,704	29,272
Deferred revenue	7,624	6,076
Other current liabilities	5,926	2,230

Total current liabilities	116,927	113,328

Convertible notes	23,000	23,000

Other long-term liabilities	7,295	6,694

Minority interest	5,248	5,151

Commitments and contingencies

Stockholders’ equity	193,752	117,004

	$346,222	$265,177

Exhibit 99.1-8